Exhibit 99.1

LKQ Corporation Announces 2008 Third Quarter Results with Net Income Up Over 72%

Chicago, IL—October 30, 2008—LKQ Corporation (NASDAQ: LKQX) today announced results for its third quarter ended September 30, 2008.  Revenue for the third quarter was $490.7 million.  Net income for the quarter was $25.1 million and diluted earnings per share was $0.18.  The results of the quarter include the effect of restructuring expenses of $2.4 million, a reduction of approximately $0.01 in diluted earnings per share.  LKQ acquired Keystone Automotive Industries in October 2007, and accordingly, year over year results are not comparable.

“The third quarter results were consistent with our expectations and benefited from the diversity of our operating model.  Excluding the impact of restructuring expenses, we improved operating margins by 20 basis points in the quarter that is traditionally the weakest,” commented Joseph Holsten, President and Chief Executive Officer.  “We saw double digit organic growth despite reported reductions in auto insurance claims, demonstrating the resiliency of our businesses.  While the recycled portion of our business continues to see steady growth, the current economic realities appear to be constraining the growth of aftermarket sales.”

“Although the economic environment is somewhat unpredictable, we are maintaining our focus and continuing to execute on our strategy — to be the leader in alternative auto and light-duty truck parts.  Our recent acquisitions of recycled heavy-duty truck parts operations will help us expand into a complementary segment,” added Holsten.

2008 Reported Results

For the third quarter of 2008, revenue increased 102% to $490.7 million compared with $243.5 million for the third quarter of 2007.  Organic revenue growth for the quarter was 12.4%, and was calculated on a pro forma basis assuming LKQ owned Keystone during the third quarter of 2007.  Net income for the quarter increased 72.2% to $25.1 million compared with $14.6 million for the third quarter of 2007.  Diluted earnings per share was $0.18 for the quarter, an increase of 38.5%, as compared with $0.13 for the third quarter of 2007.

On a nine month year to date basis, revenue increased by 106% to $1.47 billion compared to $712.1 million for the same period of 2007.  Pro forma organic revenue growth, assuming LKQ owned Keystone for the same year to date period of 2007, was 11.6%.  Net income for the first nine months of 2008 increased 95.9% to $86.9 million as compared to $44.4 million in the prior year, and diluted earnings per share increased 59.0% to $0.62 as compared to $0.39.

The Company recorded restructuring expenses of $2.4 million in its third quarter of 2008 and $6.7 million for the nine month period of 2008.  Restructuring costs were included in operating expenses and were related to the Keystone acquisition in October 2007.

The weighted average diluted shares outstanding for the third quarter of 2008 were 141.2 million compared to 115.1 million for the third quarter of 2007.  The number of weighted average diluted shares of common stock in 2008 increased from 2007, due largely to the issuance of 23.6 million new shares on September 25, 2007 in a follow-on public offering and the issuance of 2.9 million shares related to business acquisitions.

Balance Sheet and Liquidity

As of September 30, 2008, LKQ’s balance sheet reflected cash and equivalents of $97.7 million compared to $104.1 million as of June 30, 2008.  Long-term debt, including the current portion, was $642.5 million at the end of the third quarter as compared to $647.4 million at the end of the second quarter of 2008.  The Company has not made any borrowings on its revolving credit facility; however, availability has been reduced by the issuance of letters of credit totaling $21.7 million.

Recent Business Acquisitions

During the third quarter, LKQ completed the acquisition of Pick-Your-Part Auto Wrecking, an auto recycler with nine locations in California.  More recently the Company announced the acquisition of two heavy-duty truck recycled parts businesses.  The three acquisitions collectively had approximately $135 million of historical annual revenue.

Company Outlook

“The economic downturn with the effects of lower miles driven, fewer insurance claims and decreased commodity prices will undoubtedly affect us in the short run,” commented Holsten.  “We continue to be optimistic, however, about our long-term strategy.  In the long run we are in a favorable position to increase our market share by using our strong balance sheet and positive free cash flow to maintain high levels of inventory, which in turn should result in industry leading fulfillment rates for all of our product lines.”

As a result of challenging economic conditions, the Company is modifying its outlook for 2008.  Excluding the effect of any 2008 restructuring expenses related to the Keystone acquisition, LKQ now anticipates full year 2008 net income to be within a range of $107 million to $114 million and diluted earnings per share to be between $0.76 and $0.81, representing a 38% to 47% increase from diluted earnings per share for 2007.  LKQ’s new guidance is greater than the full year 2008 guidance it originally provided on February 27, 2008.

Net cash provided by operating activities for 2008 is projected to be more than $100 million.  The Company’s estimates for capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, are anticipated to be between $65 million to $70 million.

Weighted average diluted shares outstanding are anticipated to be approximately 143 million for the fourth quarter of 2008, and approximately 141 million for the full year of 2008.  Share numbers are estimates and will be affected by factors such as future stock issuances, the number of options exercised in subsequent periods, and changes in stock price.

Quarterly Conference Call

LKQ will host a conference call and audio web cast to discuss its third quarter 2008 financial results on October 30, 2008 at 10:30 a.m. Eastern Time.  The live audio web cast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available on the Company’s website approximately two hours after the live presentation and will remain on the site for approximately one month.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights used to repair light vehicles. LKQ operates approximately 300 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles and trucks.

Forward Looking Statements

The statements in this webcast that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies.  Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•                  the risk that Keystone’s business will not be integrated successfully or that LKQ will incur unanticipated costs of integration;

•                  the ability to maintain Keystone’s vendor relationships and retain key employees;

•                  the availability and cost of inventory;

•                  pricing of new OEM replacement parts;

•                  variations in vehicle accident rates;

•                  changes in state or federal laws or regulations affecting our business;

•                  fluctuations in fuel and other commodity prices;

•                  changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•                  changes in the types of replacement parts that insurance carriers will accept in the repair process;

•                  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•                  declines in asset values;

•                  uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•                  uncertainty as to our future profitability;

•                  increasing competition in the automotive parts industry;

•                  our ability to increase or maintain revenue and profitability at our facilities;

•                  uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•                  our ability to operate within the limitations imposed by financing arrangements;

•                  our ability to obtain financing on acceptable terms to finance our growth;

•                  our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•                  our ability to develop and implement the operational and financial systems needed to manage our growing operations;

•                  decreases in the supply of end of life and crush only vehicles that we process and sell;

•                  claims by OEMs that attempt to restrict or eliminate the sale of aftermarket products, and

•                  other risks that are described in our Form 10-K filed February 29, 2008 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements.  We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue	$490,701	$243,495	$1,467,001	$712,091
Cost of goods sold	274,786	135,038	808,064	391,455
Gross margin	215,915	108,457	658,937	320,636
Facility and warehouse expenses	48,479	26,188	136,783	76,432
Distribution expenses	46,636	23,803	136,731	68,191
Selling, general and administrative expenses	60,929	29,107	186,791	85,969
Restructuring expenses	2,400	—	6,723	—
Depreciation and amortization	7,513	3,768	22,029	10,549
Operating income	49,958	25,591	169,880	79,495

Other expense (income) :
Interest expense, net	8,192	2,241	26,904	6,067
Other expense (income), net	1	(468)	(719)	(1,143)
Total other expense	8,193	1,773	26,185	4,924

Income before provision for income taxes	41,765	23,818	143,695	74,571
Provision for income taxes	16,697	9,259	56,760	30,202
Net income	$25,068	$14,559	$86,935	$44,369

Net income per share:
Basic	$0.18	$0.13	$0.64	$0.41
Diluted	$0.18	$0.13	$0.62	$0.39

Weighted average common shares outstanding:
Basic	136,585	109,326	135,481	107,678
Diluted	141,190	115,111	140,458	113,237

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Nine Months Ended
	September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,935	$44,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,998	10,933
Stock-based compensation expense	4,133	2,386
Deferred income taxes	9,375	4,576
Excess tax benefit from share-based payment arrangements	(8,192)	(12,150)
Other adjustments	2,221	(94)
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	(5,738)	(8,464)
Inventory	(5,675)	(21,853)
Prepaid income taxes/income taxes payable	9,733	5,299
Accounts payable	(9,798)	907
Other operating assets and liabilities	(1,678)	5,598

Net cash provided by operating activities	105,314	31,507

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and other long term assets	(42,212)	(26,095)
Proceeds from disposal of assets	1,993	417
Purchases of investment securities	—	(5,885)
Cash used in acquisitions	(40,258)	(55,705)

Net cash used in investing activities	(80,477)	(87,268)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	4,722	8,341
Proceeds from the sale of common stock	—	349,529
Repurchase and retirement of redeemable common stock	—	(1,125)
Excess tax benefit from share-based payment arrangements	8,192	12,150
Debt issuance costs	(219)	(206)
Net repayments of long-term debt	(13,659)	(91,693)

Net cash (used in) provided by financing activities	(964)	276,996

Effect of exchange rate changes on cash and equivalents	(425)	74

Net increase in cash and equivalents	23,448	221,309

Cash and equivalents, beginning of period	74,241	4,031

Cash and equivalents, end of period	$97,689	$225,340

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2008	2007
Assets

Current Assets:
Cash and equivalents	$97,689	$74,241
Receivables, net	136,553	125,572
Inventory	331,028	320,238
Deferred income taxes	18,022	18,809
Prepaid income taxes	4,630	6,344
Prepaid expenses	8,472	8,088

Total Current Assets	596,394	553,292

Property and Equipment, net	241,093	217,059
Intangibles	982,394	900,832
Other Assets	28,290	21,472

Total Assets	$1,848,171	$1,692,655

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$60,488	$68,871
Accrued expenses	78,797	73,172
Deferred revenue	5,203	4,844
Current portion of long-term obligations	19,425	16,936

Total Current Liabilities	163,913	163,823

Long-Term Obligations, Excluding Current Portion	623,028	641,526
Deferred Income Tax Liability	35,992	25,607
Other Noncurrent Liabilities	11,184	11,922

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 138,659,781 and 134,149,066 shares issued at September 30, 2008 and December 31, 2007, respectively	1,387	1,341
Additional paid-in capital	779,545	705,778
Retained earnings	228,974	142,039
Accumulated other comprehensive income	4,148	619

Total Stockholders’ Equity	1,014,054	849,777

Total Liabilities and Stockholders’ Equity	$1,848,171	$1,692,655

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( $ in thousands, except per share data )

	Three Months Ended September 30,
	2008		2007
		% of		% of
Operating Highlights		Revenue		Revenue	Change	% Change

Revenue	$490,701	100.0%	$243,495	100.0%	$247,206	101.5%
Cost of goods sold	274,786	56.0%	135,038	55.5%	139,748	103.5%
Gross margin	215,915	44.0%	108,457	44.5%	107,458	99.1%
Facility and warehouse expenses	48,479	9.9%	26,188	10.8%	22,291	85.1%
Distribution expenses	46,636	9.5%	23,803	9.8%	22,833	95.9%
Selling, general and administrative expenses	60,929	12.4%	29,107	12.0%	31,822	109.3%
Restructuring expenses	2,400	0.5%	—	0.0%	2,400
Depreciation and amortization	7,513	1.5%	3,768	1.5%	3,745	99.4%
Operating income	49,958	10.2%	25,591	10.5%	24,367	95.2%

Other expense (income) :
Interest expense, net	8,192	1.7%	2,241	0.9%	5,951	265.6%
Other expense (income), net	1	0.0%	(468)	-0.2%	469	-100.2%
Total other expense	8,193	1.7%	1,773	0.7%	6,420	362.1%

Income before provision for income taxes	41,765	8.5%	23,818	9.8%	17,947	75.4%
Provision for income taxes	16,697	3.4%	9,259	3.8%	7,438	80.3%
Net income	$25,068	5.1%	$14,559	6.0%	$10,509	72.2%

Net income per share:
Basic	$0.18		$0.13		$0.05	38.5%
Diluted	$0.18		$0.13		$0.05	38.5%

Weighted average common shares outstanding:
Basic	136,585		109,326		27,259	24.9%
Diluted	141,190		115,111		26,079	22.7%

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( $ in thousands, except per share data )

	Nine Months Ended September 30,
	2008		2007
		% of		% of
Operating Highlights		Revenue		Revenue	Change	% Change

Revenue	$1,467,001	100.0%	$712,091	100.0%	$754,910	106.0%

Cost of goods sold	808,064	55.1%	391,455	55.0%	416,609	106.4%

Gross margin	658,937	44.9%	320,636	45.0%	338,301	105.5%

Facility and warehouse expenses	136,783	9.3%	76,432	10.7%	60,351	79.0%

Distribution expenses	136,731	9.3%	68,191	9.6%	68,540	100.5%

Selling, general and administrative expenses	186,791	12.7%	85,969	12.1%	100,822	117.3%

Restructuring expenses	6,723	0.5%	—	0.0%	6,723

Depreciation and amortization	22,029	1.5%	10,549	1.5%	11,480	108.8%

Operating income	169,880	11.6%	79,495	11.2%	90,385	113.7%

Other (income) expense:
Interest expense, net	26,904	1.8%	6,067	0.9%	20,837	343.4%
Other income, net	(719)	0.0%	(1,143)	-0.2%	424	-37.1%

Total other expense	26,185	1.8%	4,924	0.7%	21,261	431.8%

Income before provision for income taxes	143,695	9.8%	74,571	10.5%	69,124	92.7%

Provision for income taxes	56,760	3.9%	30,202	4.2%	26,558	87.9%

Net income	$86,935	5.9%	$44,369	6.2%	$42,566	95.9%

Net income per share:
Basic	$0.64		$0.41		$0.23	56.1%

Diluted	$0.62		$0.39		$0.23	59.0%

Weighted average common shares outstanding:
Basic	135,481		107,678		27,803	25.8%

Diluted	140,458		113,237		27,221	24.0%

The following unaudited table reconciles EBITDA to net income:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(In thousands)

Net income	$25,068	$14,559	$86,935	$44,369
Depreciation and amortization	8,196	3,877	23,998	10,933
Interest expense, net	8,192	2,241	26,904	6,067
Provision for income taxes	16,697	9,259	56,760	30,202

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$58,153	$29,936	$194,597	$91,571

EBITDA as a percentage of revenue	11.9%	12.3%	13.3%	12.9%

We have typically provided a reconciliation of Net income to EBITDA as we believe it provides investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

Included in Consolidated Income Statements of LKQ Corporation

Recycled and related products and services	$174,679	$139,673	$488,966	$397,898
Aftermarket, other new and refurbished products	230,328	57,750	746,618	179,816
Other	85,694	46,072	231,417	134,377
	$490,701	$243,495	$1,467,001	$712,091

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

On a Proforma Basis Assuming Keystone Automotive Industries, Inc. included in 2007 Amounts

Recycled and related products and services	$174,679	$139,673	$488,966	$397,898
Aftermarket, other new and refurbished products	230,328	231,962	746,618	733,087
Other	85,694	46,072	231,417	134,377
	$490,701	$417,707	$1,467,001	$1,265,362